Better Choice Company Reports Fourth Quarter and Full Year 2021 Financial Results, Provides Update to Halo Elevate Launch and Releases First Quarter 2022 Growth Estimate
NEW YORK, NY, March 29, 2022 -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the fourth quarter and year ended December 31, 2021.
“The fourth quarter of 2021 was a strong quarter for Better Choice. In spite of unprecedented supply chain disruptions felt across the consumer-packaged goods industry, we were able to deliver 18% quarterly net sales growth year-over-year, driven by 227% growth in International sales and 6% growth in E-commerce sales. This quarter, our supply chain and logistics team did a fantastic job navigating supply chain pressures to satisfy our growing customer demand and pivoted when needed with one goal in mind - to keep our product on the shelf for our loyal and growing consumer base. Most importantly, we believe we have created a strong foundation for continued growth through our diverse omni-channel approach, and are excited to provide an update to our progress to date in 2022 as we begin to realize aggressive top-line growth,” said Scott Lerner, CEO of Better Choice.
“Since our uplist to the NYSE American in June 2021, we have secured three anchor partnerships for the national launch of Halo Elevate - Petco, Pet Supplies Plus and Phillips Pet Food and Supplies - and onboarded two new co-manufacturing partners for both the Halo Elevate and Halo Holistic brands. In addition to securing significant incremental production capacity to support rapid growth, we believe that these new co-manufacturing partnerships will have a significant, positive impact to gross margin in the back half of 2022 as we transition incremental production to these facilities. Thanks to these newly formed partnerships and strong initial feedback from retailers, we anticipate that Halo Elevate will be available in more than 1,500 pet specialty stores by the end of April, and in more than 2,000 pet specialty stores by the end of July. Coupled with incremental linear feet in certain locations, this represents a 37% increase in pet specialty distribution relative to the expectations we shared in November 2021,” stated Mr. Lerner.
"Although these positive developments were not reflected in our 2021 financials, we have already begun to see their impact in the first quarter of 2022. We estimate that first quarter 2022 gross sales will exceed 40% growth relative to the first quarter of 2021, where we delivered $13.4m of gross sales. To date, our growth in 2022 has been driven by initial sales of Halo Elevate as well as strong Halo Holistic sales in our E-Commerce and International channels. I can confidently say today that Better Choice is well positioned to capitalize on our established platform within the pet industry, leveraging the growing popularity of our brands and the tremendous work of our team, both domestically and internationally. We are pleased with the numerous achievements that our team has been able to accomplish throughout this pivotal year and expect to further our efforts to execute against our growth strategy and create value for all of our shareholders,” continued Mr. Lerner.
Fourth Quarter and Full Year 2021 Operational Highlights
•Successfully finalized uplist to the NYSE American Exchange, raising $40m of gross proceeds and automatically converting $23m of debt into common equity upon listing.
•Secured anchor partnerships with Petco, Pet Supplies Plus and Phillips Pet Food and Supplies for the national launch of Halo Elevate, which together represent distribution in more than 2,000 pet specialty stores in 2022.
•Announced a 37% increase in pet specialty distribution relative to November 2021 estimates, driven by incremental store count and increases to linear feet allocated on shelf.
•Completed onboarding process with two new co-manufacturing partnerships for Halo Elevate and Halo Holistic to increase production capacity and drive a significant, positive impact to gross margin in the back half of 2022.
•Increased investment in long-term brand marketing to coincide with our planned pet specialty re-launch in the first half of 2022.
Financial Highlights for the Fourth Quarter and Full Year 2021
•Cash, cash equivalents and restricted cash as of December 31, 2021 of $28.9m
•Fourth Quarter 2021 Gross Sales of $13.6m
•Full Year 2021 Gross Sales of $56.0m, representing 7.5% year-over-year growth
•Fourth Quarter 2021 Net Sales of $11.0m
•Full Year 2021 Net Sales of $46.0m
•Fourth Quarter 2021 E-commerce Net Sales of $3.4m, representing 6% quarter-over-quarter growth
•Fourth Quarter 2021 International Net Sales of $3.9m, representing 227% quarter-over-quarter growth

•Fourth Quarter 2021 Loss from Operations of $5.0m
•Full Year 2021 Loss from Operations of $17.3m
•Fourth Quarter 2021 Net loss available to common stockholders of $5.1m
•Full Year 2021 Net income available to common stockholders of $3.4m
•Fourth Quarter 2021 Adjusted EBITDA of $(3.0)m
•Full Year 2021 Adjusted EBITDA of $(7.1)m
Conference Call and Webcast Information
The Company will host a conference call and audio webcast on Tuesday, March 29, 2022 at 8:30 am (Eastern Time) to answer questions about the Company's operational and financial highlights for the fourth quarter of 2021.

Event:	Better Choice Fourth Quarter and Fiscal Year 2021 Earnings Call
Date:	Tuesday, March 29, 2022
Time:	8:30 a.m. Eastern Time
Live Call:	+1-877-407-4018 (U.S. Toll-Free) or +1-201-689-8471 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1533499&tp_key=d002260c80
For interested individuals unable to join the conference call, a dial-in replay of the call will be available until April 12, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13727550.

Better Choice Company Inc.
Consolidated Statements of Operations
(Dollars in thousands)

	Year ended December 31,		Three months ended December 31,
	2021	2020	2021	2020
Net sales	$46,006	$42,590	$10,987	$9,288
Cost of goods sold	30,638	26,485	8,231	5,922
Gross profit	15,368	16,105	2,756	3,366
Operating expenses:
Selling, general and administrative	28,507	34,487	7,110	4,482
Share-based compensation	4,140	8,940	623	1,893
Total operating expenses	32,647	43,427	7,733	6,375
Loss from operations	(17,279)	(27,322)	(4,977)	(3,009)
Other income (expense):
Interest expense, net	(3,217)	(9,247)	(69)	(1,979)
Gain (Loss) on extinguishment of debt	457	(88)	—	—
Change in fair value of warrant liabilities	23,463	(22,678)	—	(24,796)
Total other income (expense), net	20,703	(32,013)	(69)	(26,775)
Net income (loss) before income taxes	3,424	(59,335)	(5,046)	(29,784)
Income tax expense	37	—	37	—
Net income (loss)	3,387	(59,335)	(5,083)	(29,784)
Preferred dividends	—	103	—	—
Net income (loss) available to common stockholders	$3,387	$(59,438)	$(5,083)	$(29,784)

Better Choice Company Inc.
Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$21,729	$3,926
Restricted cash	7,213	63
Accounts receivable, net	6,792	4,631
Inventories, net	5,245	4,869
Prepaid expenses and other current assets	2,940	4,074
Total Current Assets	43,919	17,563
Fixed assets, net	369	252
Right-of-use assets, operating leases	56	345
Intangible assets, net	11,586	13,115
Goodwill	18,614	18,614
Other assets	116	1,364
Total Assets	$74,660	$51,253
Liabilities & Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$4,553	$3,137
Accrued and other liabilities	1,879	3,400
Term loans, net	855	7,826
PPP loans	—	190
Operating lease liability	54	173
Warrant liability	—	39,850
Total Current Liabilities	7,341	54,576
Non-current Liabilities
Term loans, net	4,559	—
Line of credit, net	4,856	5,023
Deferred tax liability	24	—
Operating lease liability	5	184
Notes payable, net	—	18,910
PPP loans	—	662
Total Non-current Liabilities	9,444	24,779
Total Liabilities	16,785	79,355
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 200,000,000 shares authorized, 29,146,367 & 8,651,400 shares issued and outstanding as of December 31, 2021 and 2020, respectively	29	9
Series F Preferred Stock, $0.001 par value, 30,000 shares authorized, 0 shares & 21,754 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	317,102	232,530
Accumulated deficit	(259,256)	(260,641)
Total Stockholders’ Equity (Deficit)	57,875	(28,102)
Total Liabilities and Stockholders’ Equity (Deficit)	$74,660	$51,253

Non-GAAP Measures
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net income (loss): interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant expense and dividends, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, acquisition related expenses, purchase accounting adjustments, equity and debt offering expenses and other non-recurring expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss), gross margin, and our other GAAP results.
The following table presents a reconciliation of net income (loss), the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated:

Better Choice Company Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Dollars in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020
Net income (loss) available to common stockholders	$3,387	$(59,438)	$(5,083)	$(29,784)
Interest expense, net	3,217	9,247	69	1,979
Tax expense	37	—	37	—
Depreciation and amortization	1,664	1,748	409	450
EBITDA	8,305	(48,443)	(4,568)	(27,355)
Non-cash share-based compensation, warrant expense and dividends (a)	4,186	19,175	623	2,041
Loss on disposal of assets	276	153	1	153
Non-cash change in fair value of warrant liability and warrant derivative liability	(23,463)	22,678	—	24,796
Gain on extinguishment of debt, net	(457)	88	—	—
Acquisition related expenses/(income) (b)	—	(150)	—	(1,386)
Non-cash effect of purchase accounting and inventory write-off on cost of goods sold (c)	—	1,111	—	217
Offering relating expenses (d)	220	1,221	—	234
Non-recurring strategic branding initiatives (e)	524	—	357	—
Non-recurring and other expenses (f)	3,329	2,594	557	570
Adjusted EBITDA	$(7,081)	$(1,573)	$(3,031)	$(730)
(a) Reflects non-cash expenses related to equity compensation awards. 2021 additionally includes non-cash expenses related to stock purchase warrants issues for third-party services provided. 2020 includes non-cash dividends, stock purchase warrants associated with a contract that was subsequently terminated and stock purchase warrants issued in connection with convertible notes. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects costs incurred related to acquisition and integration activities that will not recur and operating expenses that will not recur due to acquisition related synergies.
(c) Reflects non-cash expense recognized in cost of goods sold related to the step-up of inventory required under the accounting rules for business combinations.
(d) Reflects administrative costs associated with the registration of common shares and other debt and equity financing transactions.
(e) Includes one-time marketing agency and design fees for our strategic re-branding initiatives.
(f) For the year ended December 31, 2021, includes non-cash third party share-based compensation of $2.1 million, non-recurring severance costs of $0.8 million, non-recurring consulting costs of $0.4 million, director fees of $0.4 million and $0.2 million of non-recurring costs related to a co-manufacturer change, partially offset by a $0.6 million reduction to sales tax liability. For the year ended December 31, 2020, includes $1.5 million of non-recurring contract termination costs, $0.4 non-recurring consulting costs, $0.4 million of non-recurring costs related to a warehouse facility that was outsourced to a third party logistics facility in Q4 2020 and $0.3 million of other non-recurring expenses.

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com